Exhibit 10.1

                                  RESOLUTIONS
                                  ADOPTED BY
                            THE BOARD OF DIRECTORS
                                      OF
                 NEW YORK MARINE AND GENERAL INSURANCE COMPANY
                                      ON
                                 JULY 18, 2002

                  RESOLVED, that in the event the State of New York Insurance Department (the "Department") approves the acquisition of control of New York Marine and General Insurance Company by Mariner Partners, Inc. and William J. Michaelcheck, New York Marine and General Insurance Company will not pay any dividends for a period of two years from the date of acquisition of control without the prior written consent of the Department; provided, however, that such consent shall not be required for New York Marine and General Insurance Company to pay dividends to NYMAGIC, INC. to the extent that such dividends (i) comply with the requirements of Section 4105 of the New York Insurance Law and (ii) are necessary to fund payments due to JPMorgan Chase Bank, a New York State banking corporation, with respect to NYMAGIC INC.'s credit facility and standby letter of credit.

                  FURTHER RESOLVED, that the Secretary and each Assistant Secretary of the Company be and are hereby severally authorized to furnish the Department with a certification of the adoption of the foregoing resolution, under the corporate seal of the Company or otherwise.

                  FURTHER RESOLVED, that each and every officer of the Company be and is hereby authorized to execute and deliver such other documents and to take such other action from time to time on behalf of the Company as such officer shall deem necessary, advisable or appropriate in order to carry out and perform the purposes of the foregoing resolutions.